SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant                             [X]
Filed by a Party other than the Registrant          [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

--------------------------------------------------------------------------------
                         JORDAN AMERICAN HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying  value of the transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         JORDAN AMERICAN HOLDINGS, INC.
                         333 WEST VINE STREET, SUITE 206
                            LEXINGTON, KENTUCKY 40507
                                 (859) 254-2240

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 25, 2002

                -------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jordan American Holdings, Inc., a Florida corporation (the "Company"), will be held on Tuesday, July 25, 2002, at 2:00 P.M., Eastern Daylight Time, at the Radisson Hotel, 101 Mall Boulevard, Monroeville, Pennsylvania 15146, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect a total of four persons to the Board of Directors, one for a one-year term, one for a two year term, and two for a three-year term;

2. To amend the Company's Articles of Incorporation to change the name of the Company to "IMPACT Holdings, Inc.;"

3. To ratify the selection of Spicer, Jeffries & Co. as the Company's independent auditor; and

4.   To transact such other business as may properly come before the meeting.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on June 3, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY, INCLUDING ITS FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Charles R. Clark, Chairman of the Board
Lexington, Kentucky
June 15, 2002

                         JORDAN AMERICAN HOLDINGS, INC.
                         333 WEST VINE STREET, SUITE 206
                            LEXINGTON, KENTUCKY 40507
                                 (859) 254-2240

                       -----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------


The enclosed proxy is solicited by the Board of Directors of Jordan American Holdings, Inc., a Florida corporation (the "Company" or "JAHI"), for use at the Annual Meeting of Shareholders to be held on July 25, 2002, at 2:00 P.M., Eastern Daylight Time, at the Radisson Hotel, 101 Mall Boulevard, Monroeville, Pennsylvania 15146 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is June 15, 2002. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: 1) for the election of four Directors to serve varying terms as specified elsewhere herein; 2) in favor of the proposal to amend the Company's Articles of Incorporation; 3) for the ratification of the selection of the Company's independent auditors; and 4) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope. The cost of proxy solicitation by the Board of Directors will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

At the record date for the meeting, the close of business on June 3, 2002, the Company had 14,217,266 shares outstanding of $.001 par value common stock (the "Common Stock") and 2,000,000 shares of 2000 variable rate convertible cumulative preferred stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. The Preferred Stock is non-voting.

Only holders of the Common Stock of record at the close of business on June 3, 2002, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND EXECUTIVE OFFICERS

The Company currently has five Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

NAME                                     AGE           POSITIONS

Charles R. Clark                         42            Chairman of the Board;
                                                       Chief Investment Officer

A.J. Elko (2)                            38            Director; President and
                                                       Chief Executive Officer

Emmett Pais                              38            Chief Financial Officer

Gerald L. ("Jerry") Bowyer               38            Director
(1) (2) (3)

Richard K. Williams                      34            Director
(1) (2) (3)

W. Neal Jordan                           62            Director

----------------------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3) On May 30, 2001, a majority of the Directors then remaining in office elected Messrs. Bowyer and Williams as Directors of the Company. They filled the vacancies created by the resignations of Herald Stout and Terri
     W. Abady as Directors of the Company on May 21 and 28, 2001, respectively. Neither Mr. Stout nor Ms. Abady in their respective written notices of resignations indicated that the reason for resignation was a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Charles R. Clark has served as Chairman of the Board and Chief Investment Officer of the Company since June 1, 2001; a Director of the Company since August 1995; and as the Chief Market Analyst of the Company since July 1999. He served as Chief Executive Officer of the Company from October 1997 through July 1999 and Senior Assistant Portfolio Manager of the Company from August 1995 to June 1, 2001. He has served as President of Equity Assets Management, Inc., a Delaware corporation ("New EAM"), a registered investment adviser and wholly-owned subsidiary of the Company, since June 4, 2001, and as its Vice President from its formation in November 2000 until June 4, 2001. He has also served as President of IMPACT Financial Network, Inc. ("IFNI"), a registered broker-dealer and since 1991 a wholly-owned subsidiary of the Company, since June 4, 2001, and was Vice President of IFNI from August 1995 to June 4, 2001. From August 1995 until his appointment as Chief Executive Officer, Mr. Clark served as Chief Operating Officer, prior to which time he served as Vice President of the Company and, beginning in 1991, Technical Research Analyst. Mr. Clark received a B.S. in Management and Administrative Science from the University of Northern Colorado in 1984 and an M.A. in Biblical Studies from the Dallas Theological Seminary in 1991.

A.J. Elko has served as President and Chief Executive Officer of the Company since June 1, 2001, and a Director of the Company since November 23, 1999. He served as Chief Operating Officer and Chief Financial Officer of the Company from August 1999 until June 1, 2001 and Secretary of the Company since February 1999. Mr. Elko also served as Vice President of Finance and Operations of the Company from January 1999 through August 1999. Mr. Elko is currently President of the Board of IMPACT Management Investment Trust. Mr. Elko also is a registered Financial Officer and Vice President of IFNI. He has served since June 4, 2001, as President of IMPACT Administrative Services, Inc. ("IASI"), which is a mutual fund servicing company, a registered transfer agent and a wholly-owned subsidiary of the Company, and was Vice President of IASI from January 1999 to June 4, 2001. He has also been President of IMPACT Tax and Business Services, Inc. ("ITABS"), which provides professional tax planning and tax preparation services for individuals, businesses, not-for-profit organizations, estates and trusts, since its formation in October 2000. Prior to 1999, Mr. Elko provided consulting services to the Company in his capacity as President of Albert John & Company, Inc., a registered transfer agent with the Securities and Exchange Commission (the "SEC") and a company which specializes in providing administrative services to small mutual funds. In 1995, Mr. Elko founded A.J. Elko & Associates LLC (the "LLC"), a provider of professional tax planning and preparation services for individuals, businesses, estates, and trusts, and served as its President prior to selling the LLC to the Company in November 2000. See "MANAGEMENT - Certain Relationships and Related Transactions." Mr. Elko received his Bachelor of Science Degree in Business Administration with an emphasis in Accounting from Duquesne University in 1985.

Emmett Pais has served as Chief Financial Officer of the Company since June 1, 2001. He has also served as Secretary and Treasurer of IFNI, IASI and ITABS since June 4, 2001. He has also been the Accounting and Tax Manager of ITABS since November 1, 2000. Mr. Pais worked as an accountant and tax preparer for John W. Sinichak, C.P.A., from March 1998 through October 2000. He served in the Audit Department of USBANCORP, Inc., from August 1997 until March 1998 and worked as an auditor for the Allegheny County Controller's Officer from August 1995 until August 1997. Mr. Pais received his Bachelor of Science Degree in Business/Accounting from the University of Pittsburgh in August 1995 and became licensed as a Certified Public Accountant in December 1997.

Gerald L. ("Jerry") Bowyer is host of The Jerry Bowyer Program, a daily Pittsburgh radio program launched in 1999 focusing on business, leadership, politics and current events. Mr. Bowyer also hosts Pennsylvania Newsmakers and Focus on the Issues, weekly syndicated public affairs television programs discussing politics and policy issues in Pennsylvania. In addition to hosting his radio and television programs, Mr. Bowyer served from 1995 until earlier this year as President of the Allegheny Institute, a non-partisan research and educational institute and the first think tank in the United States dedicated exclusively to the study of local public policy issues. Mr. Bowyer is currently Chairman of the Board of IMPACT Management Investment Trust, an affiliated open-end investment company.

Richard K. Williams has been the owner/operator of Stars Yogurt, a chain of retail drive-thru smoothie/yogurt stores in the metropolitan area of Tampa, Florida, since 1989. Mr. Williams has been a member of the Kirkland S. & Rena B. Lamb Foundation (the "Lamb Foundation") since 1990 and has served as one of the three members of the investment committee for the Lamb Foundation since 1998. As of the record date, the Lamb Foundation held of record 3,850,000 shares of the Company's common stock, making it the second largest holder of the Company's common stock, and 2,000,000 shares of the Company's preferred stock as the only holder of the Company's preferred stock. The Lamb Foundation's equity interest in the Company stems from its 1993 investment in the Company of $3,000,000 in cash. Mr. William received a B.A. in Business from Wheaton College in 1989.

W. Neal Jordan has been a Director of the Company since April 1993; and served as the Chairman of the Board of the Company from August 1, 1995 through June 1, 2001; as Chief Executive Officer of the Company from July 1999 through June 1, 2001, and from August 1995 until October 1997; and as Chief Investment Officer of the Company from October 1997 through June 1, 2001. He was President of New EAM from its formation in November 2000 through June 4, 2001. He had served as the President, Chief Executive Officer and Portfolio Manager of Equity Assets Management, Inc., a Florida corporation ("Old EAM"), from Old EAM's inception in 1972 until its merger into the Company in 1995. He was President of IFNI, which he founded in 1986, through June 4, 2001.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

All of the persons who were Directors of the Company during the fiscal year ended December 31, 2001 (collectively, the "2001 Directors"), attended all but one of the meetings of the Board during that year. Mr. Williams elected to recuse himself from the Special Board Meeting held on August 6, 2001 as a result of the Board's consideration of the exchange of a portion of the Lamb Foundation's preferred stock for common stock. See "VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". During fiscal 2001, there were a total of three regular and four special Board meetings held. The Board has two committees, which are the Audit and Compensation Committees. During fiscal 2001, the Compensation Committee met on one occasion and the Audit Committee met on one occasion. All of the 2001 Directors attended all of the meetings of committees of the Board of which they respectively were members during the fiscal year. The Board does not have a standing nominating committee or any other committee performing a similar function.

The Compensation Committee makes recommendations to the Board as to executive salaries, reviews salaries and benefits of executives, and recommends bonuses and stock option awards for directors, officers and other employees of the Company. From May 30, 2000, until the respective resignations of Ms. Abady and Mr. Stout as Directors of the Company on May 21 and 28, 2001, respectively, Mr. Stout, as Chairperson, Ms. Abady and A.J. Elko comprised the Board's Compensation Committee. Since June 1, 2001, Gerald L. ("Jerry") Bowyer, as
Chairperson, Richard K. Williams and A.J. Elko have comprised the Board's Compensation Committee.

The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of and compliance with the Company's internal controls. At the present time, the Company is not required to adopt, and the Board has not adopted, a written charter for the Audit Committee.

Terri W. Abady, as Chairperson, Charles R. Clark and Herald Stout comprised the Board's Audit Committee from May 30, 2000, until, as to Ms. Abady and Mr. Stout, their resignations as Directors of the Company on May 21 and 28, 2001, respectively, and as to Mr. Clark, until July 27, 2001. Ms. Abady was an "independent" member of the Audit Committee, as independence is defined under Rule 4200(a)(14) of the Listing Standards of the National Associations of Securities Dealers, Inc. (the "NASD"). The Company also considered Mr. Stout to be an "independent" member of the Audit Committee within the foregoing definition because (1) Mr. Stout was an independent contractor of the Company and of IFNI when he was an Investment Advisor Representative with the Company and a Registered Representative of IFNI from June 4, 1997 to December 31, 1999 and (2) Mr. Stout received nominal compensation from the Company and IFNI as a result of those independent contractor relationships. Gerald L. ("Jerry") Bowyer, as Chairperson, and Richard K. Williams have comprised the Board's Audit Committee since June 27, 2001. Messrs. Bowyer and Williams are "independent" members of the Audit Committee, as independence is defined under Rule 4200(a)(14) of NASD's Listing Standards.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The SEC has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% Shareholders of each company, if any of those reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2001 and Forms 5, if any with respect to that year, the Company has determined that all required filings were made in a timely manner.

EXECUTIVE OFFICER COMPENSATION

The following tables provide information with respect to the compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer in all capacities and all other executive officers of the Company who received combined salary and bonus compensation in 2001 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                               Long Term
                                                               Annual Compensation                           Compensation
                                         ----------------------------------------------------------------    --------------
                                                                                                              Securities
                                                                                             Other            Underlying
                                                                                            Annual             Options/
                                                       Salary            Bonus          Compensation(1)          SARs
Name and Principal Position              Year            ($)              ($)                 ($)                 (#)
---------------------------------     -----------    ------------    --------------    ------------------    --------------
W. Neal Jordan,                            2001        167,500             0                   0                 12,500
Chairman of the Board,                     2000        182,500          108,953                0                 12,500
Chief Executive Officer and Chief          1999        150,000           52,823            4,375 (2)            735,232
Investment Officer

A.J. Elko,                                 2001        120,000             0                   0                 13,750
Director, President, Chief Executive       2000        112,500           4,000                 0                 12,500
Officer, Chief Operating Officer,          1999         85,000             0                   0                100,000
Chief Financial Officer and Secretary

Charles R. Clark
Chairman of the Board,                     2001        103,513             0                   0                 13,750
Chief Investment Officer                   2000         85,000           7,515             9,563 (3)             13,750
                                           1999         97,500             0                   0                 88,750

(1) The table does not include amounts for personal benefits extended to Executive Officers by the Company, such as, but not limited to, health or life insurance. The Company believes that the incremental cost of those annual benefits during 1998-2001 did not exceed the lesser of $50,000 or 10% of their total annual salary and bonus.

(2)  Payment of previously deferred compensation.

(3)  Commissions on individually managed accounts.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
                                -----------------

                             Number of
                            Securities                % of Total
                            Underlying               Options/SARs          Exercise or Base
                           Options/SARs               Granted to                 Price              Expiration
Name                          Granted                  Employees               ($/Share)               Date
--------------------   ----------------------    ----------------------    ------------------     ---------------
W. Neal Jordan                12,500                     21.3%                    $.143               3/1/10

A.J. Elko                     13,750                     21.3%                    $.13                3/1/10

Charles R. Clark              13,750                     21.3%                    $.13                3/1/10

DIRECTOR COMPENSATION

Beginning in 2001, the Company pays each non-employee Director of the Company $1,000 per quarter for regular Board meetings, $250 for each special Board meeting attended and $250 for each committee meeting attended. In addition, pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"), mandatory grants of options to purchase the following number of shares of the Company's Common Stock are to be awarded to Directors on an annual basis: 12,500 shares for serving as a Director; 1,250 shares for serving on one or more committees, and 1,250 for serving as Chairman of one or more committees. Under the Plan, all options granted to Directors (i) have a maximum term of ten years from date of grant, (ii) have a minimum exercise price of 100% of the fair market value of the Company's common stock on the date of grant and (iii) vest immediately upon the date of grant.

EMPLOYMENT AGREEMENTS

W. Neal Jordan had an employment agreement with the Company from 1991 until its expiration on August 14, 2001. Pursuant to the agreement, Mr. Jordan had served as the head of the Company's investment advisory business. The employment agreement provided for an initial annual base salary of $150,000, and increases at the discretion of the Board of Directors. The Board of Directors had approved an increase to $175,000 effective January 1, 2000, citing the additional responsibilities taken on by Mr. Jordan as the Company's Chief Executive Officer, and approved an additional increase to $250,000 effective October 1, 2000, citing the salary comparability study for the positions held by Mr. Jordan as the Company's Chief Executive Officer and Chief Investment Officer. The Company's Board of Directors removed Mr. Jordan from the positions of Chief Executive Officer and Chief Investment Officer on June 1, 2001, and replaced him as the head of the Company's investment advisory business on June 4, 2001. The Company continued to pay Mr. Jordan the salary and certain employee benefits pursuant to his employment agreement until its expiration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 5, 2002, approximately 7% of the Company's issued and outstanding shares of Common Stock were held in the Company's client accounts. In April 1997, the Company discontinued all directed purchasing activities for clients related to JAHI stock and warrants. Since then, the Company has handled transactions in JAHI securities for clients only as instructed in writing by the clients. See "VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Another potential conflict of interest that exists as a result of Mr. Clark's ownership of common stock in the Company and control over the Company's client accounts is that Mr. Clark may be faced with the issue of whether to advise the Company's clients to sell the Company's common stock, which sale may have an adverse effect on the market price of the Company's common stock and thus on Mr. Clark's equity investment in the Company. Mr. Clark is limited only by his fiduciary obligation to the Company's clients.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 5, 2002, certain information regarding the Company's Common Stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's Directors and Executive Officers and the other nominee for Director; and (iii) all Directors and Executive Officers as a group.

NAME AND ADDRESS OF                           AMOUNT AND NATURE          PERCENT
BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP(1)    OF CLASS
------------------------------------      --------------------------    --------

W. Neal Jordan                                   4,836,483 (2)            32.9%
223B Main Street
Boxford, Massachusetts  01921

Kirkland S. & Rena B. Lamb                       3,850,000 (3)            27.1%
         Foundation
5612 Meletio
Dallas, Texas  75230

Charles R. Clark                                   227,350 (4)             1.6%
333 W. Vine St., Ste. 206
Lexington, KY 40507

A. J. Elko                                         210,750 (5)             1.5%
333 W. Vine St., Ste. 206
Lexington, KY 40507

Emmett Pais                                              0                    *
2933 Jacks Run Road
White Oak, PA 15131

Gerald Bowyer                                            0                    *
820 Pine Hollow Rd.
McKees Rocks, PA 15136

Richard Williams                                 3,850,000 (6)            27.1%
207 Chapman Rd.
West Lutz, FL 33549

M. Clare Gilchrist, Jr.                            200,405 (7)             1.4%
54 Ashford Drive
Cranberry Township, PA. 16066
All Directors and Executive Officers             8,924,583                60.5%
as a group (6 persons)

---------------------------

* Less than 1%.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 334,095 shares issuable upon exercise of the IPO Underwriter's warrants and stock purchase warrants included therein owned by Mr. Jordan; 42,500 shares issuable upon exercise of public warrants owned by Mr. Jordan; and 109,232 shares issuable upon exercise of options granted to Mr. Jordan. Excludes 550,600 shares held in certain irrevocable trusts established for Mr. Jordan's children, as to which trusts Mr. Jordan recently appointed a new trustee after the resignation of Charles R. Clark as the trustee.

(3) Does not include 571,428 shares issuable upon conversion of 2,000,000 shares of the Company's 2000 Variable Rate Convertible Cumulative Preferred Stock (the "2000 Preferred Stock"). The Preferred Stock is non-voting. The Lamb Foundation on August 6, 2001, had exchanged 1,500,000 shares of 2000 Preferred Stock for 3,100,000 shares of the Company's Common Stock valued at $0.165 per share. The Company agreed to amend the dividend rate on the 2000 Preferred Stock so that the Company will pay the same cash dividends on the remaining 2000 Preferred Stock through the end of 2002 as it would have paid before the exchange. The Company will pay 42.9% less cash dividends beginning in 2003 and thereafter because of the reduced number of outstanding shares of the 2000 Preferred Stock. The Lamb Foundation on December 29, 2000, had exchanged 3,000,000 shares of the Company's 8%
     Convertible Redeemable Cumulative Preferred Stock (the "8% Preferred Stock") that the Company had issued to the foundation in 1993 in connection with a $3,000,000 cash investment by the foundation in the Company for 3,500,000 shares of the 2000 Preferred Stock. At the time, there were cumulative accrued but unpaid dividends of $600,000 on the 8% Preferred Stock. As part of the exchange, the Company declared and paid $100,000 in dividends on the 8% Preferred Stock and the Lamb Foundation agreed to cancel the other $500,000 in dividend arrearages. The annual dividend rate on the 2000 Preferred Stock at the time of the December 2000 exchange was 3% for each of 2001 and 2002, 4% for 2004, 5% for 2005, 6% for 2006, 7% for
     2007 and 8% for 2008 and thereafter.

(4) Includes 13,100 shares owned by his relatives, as to which shares Mr. Clark disclaims any beneficial interest, and 205,250 shares issuable upon exercise of options granted to Mr. Clark. Excludes 45,000 shares issuable upon the exercise of options granted to Mr. Clark that are not exercisable within 60 days after the record date. Also excludes 5,000 shares issuable upon exercise of stock purchase warrants owned by Mr. Clark's relatives, as to all of which shares Mr. Clark disclaims any beneficial interest. Excludes 1,133,828 shares and 307,238 shares underlying warrants that are held in the Company's client accounts (see "Certain Transactions" above regarding the Company's securities held in client accounts).

(5) Includes 180,750 shares issuable upon exercise of options granted to Mr. Elko. Excludes 76,000 shares issuable upon the exercise of options granted to Mr. Elko that are not exercisable within 60 days after the record date.

(6) Represents the shares of the Company's common stock owned of record by the Lamb Foundation because Mr. Williams, as a member of the investment committee of the Lamb Foundation, is deemed a "beneficial owner" of those shares because he shares the power to direct the voting or disposition of those shares. Mr. Williams disclaims any beneficial interest in those shares.

(7) Since September 1, 1999, Mr. Gilchrist has purchased on the open market shares of the Company's common stock in the following amounts and on the following dates: 14,000 shares on October 4, 1999; 19,000 shares on November 15, 1999, 1,275 shares on December 3, 1999; 10,000 shares on December 29, 1999; 5,000 shares on January 3, 2000; and 15,000 shares on January 5, 2000.

                          PROPOSALS TO THE SHAREHOLDERS

Four of the five members of the Board of Directors,  with Mr. Jordan casting the
only  negative  vote,   approved  the  following  proposals  as  of,  2002,  for
presentation to the Company's Shareholders:

1.   ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board be divided into three classes, with all Directors in each class serving staggered three-year terms or until their respective successors are qualified and elected. There are presently five Directors divided into three classes.

A.J. Elko and Richard K. Williams are Class II Directors. Mr. Elko was elected as a Director in 2000 to serve until the 2003 Annual Meeting of Shareholders. Mr. Williams was appointed in accordance with the Company's Bylaws as a Director on May 30, 2001, by a majority of the then remaining Directors of the Company to serve until the 2001 Annual Meeting of Shareholders. As a result, Mr. Williams is up for election this year as a Class II Director to serve until the 2003 Annual Meeting of Shareholders. For biographical information regarding Mr. Williams, please see "MANAGEMENT - Directors and Executive Officers."

Charles R. Clark and Gerald L. ("Jerry") Bowyer are Class III Directors. Mr. Clark was elected as a Director in 1998 to serve until the 2001 Annual Meeting of Shareholders. Mr. Bowyer was appointed in accordance with the Company's Bylaws as a Director on May 30, 2001, by a majority of the then remaining Directors of the Company to serve until the 2001 Annual Meeting of Shareholders. As a result, Messrs. Clark and Bowyer are up for election this year to serve as a

Class  III  Director  until  the  2004  Annual  Meeting  of  Shareholders.   For
biographical   information  regarding  Messrs.  Clark  and  Bowyer,  please  see
"MANAGEMENT - Directors and Executive Officers."

The Board has nominated M. Clare Gilchrist, Jr., to become a Class I Director to serve until the 2003 Annual Meeting of Shareholders. Mr. Gilchrist, age 76, retired as Quality Assurance Manager of the Synthetic Fuels Division of Westinghouse Corp. in 1987. Prior to his retirement, he had worked for Westinghouse Corp. in various capacities for 27 years since 1960. He established a special quality training program for top management to change the culture throughout the Synthetic Fuels Division. His prior experience included engineering management of environmental, nuclear and waste management businesses throughout the United States and foreign countries. He also once owned a real estate business specializing in renovating rental properties. He graduated from the University of Michigan with a BS degree in chemical engineering and took additional courses at Georgia Tech, University of Idaho, University of Pittsburgh and Massachusetts Institute of Technology.

Consequently, Mr. Gilchrist is a Board nominee for Class I Director and is proposed for a term of one year, Mr. Williams is a Board nominee for Class II Director and is proposed for a term of two years, and Messrs. Clark and Bowyer are Board nominees for Class III Director and are proposed for a term of three years.

It is intended that the votes will be cast pursuant to the accompanying proxy for the four nominees named above, unless otherwise directed. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any nominee will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

W. Neal Jordan owns of record 32.9% and the Lamb Foundation owns of record 27.1%, of the outstanding shares of the Company's Common Stock. If Mr. Jordan and the Lamb Foundation were to vote for the same nominees, they would be able to elect all of the Directors of the Company and thereby control the Company. Depending on the percentage of the outstanding shares of the Company's common stock constituting a quorum at a meeting of shareholders, Mr. Jordan individually may be in a position to elect all of the Directors of the Company and thereby control the Company.

Proxies cannot be voted for a greater number of persons than the four nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Director and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD.

2.   AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

The Company proposes to change its name to "IMPACT Holdings, Inc." The Company, which is a holding company for various wholly-owned subsidiaries, already utilizes the IMPACT name in conducting much of its business. For example, the Company has subsidiaries that include the sponsoring investment adviser for the IMPACT Management Investment Trust ("IMIT"), a diversified open-end investment company, and manages the IMPACT Total Return Portfolio, a mutual fund formed pursuant to IMIT; a registered broker-dealer named IMPACT Financial Network, Inc.; a mutual fund-servicing company named IMPACT Administrative Services, Inc.; and a tax planning and preparation service named IMPACT Tax and Business Services, Inc.

The Board believes that the Company can develop more extensive brand-name recognition in the marketplace through the consistent use of the IMPACT name. Because the Company is a holding company for various subsidiaries operating under the IMPACT name, the Board believes that adopting the corporate name "IMPACT Holdings, Inc." is a logical strategy that will serve the best interests of the Company. It is intended that the votes will be cast pursuant to the accompanying proxy to approve the name change.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

3.   RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

It is intended that votes will be cast pursuant to the accompanying proxy for the ratification of Spicer, Jeffries & Co. ("Spicer"), as the Company's
independent auditor, unless otherwise directed. Spicer's service as the Company's independent auditor began with the audited financial statements for 1998.

The following table sets forth the aggregate fees billed by Spicer to the Company for 2001:

     Annual Audit Fees                                  $ 27,896.00
     Financial Information Systems Design
        an Implementation Fees                                    0
     All Other Fees (1)                                    3,099.00
                                                        -----------
              Total                                     $ 30,995.00
                                                        ===========
--------------------

Based on the foregoing, the Company's Audit Committee believes that the provision of services to the Company by Spicer is compatible with maintaining Spicer's independence.

No member of Spicer or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting in person but will be available by conference telephone call to respond to appropriate questions and to have the opportunity to make a statement if he desires to do so.

Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of Spicer to its Shareholders for ratification in order to determine whether the Shareholders generally approve of the Company's auditor. If the selection of Spicer is not approved by the Shareholders, the Board will reconsider its selection.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

4.   OTHER MATTERS

The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.

                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the 2003 Annual Meeting of Shareholders of the Company must be received by the Company no later than December 24, 2002 at its principal executive offices, located at 333 West Vine Street, Suite 206, Lexington, Kentucky 40507. Shareholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than Friday, March 7, 2003, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                             ADDITIONAL INFORMATION

Copies of the Company's 2001 Annual Report to Shareholders, which includes the Form 10-KSB for the year ended December 31, 2001, is being provided to Shareholders with this Proxy Statement.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Charles R. Clark, Chairman of the Board

June 15, 2002
Lexington, Kentucky

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